Exhibit 4.3
DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail:	If delivering by hand or overnight courier:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Attn: Reorganization Department	Operations Center
P.O. Box 2042	Attn: Reorganization Department
New York, New York 10272-2042	6201 15th Avenue
Brooklyn, New York 11219
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under the Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Subscription Right or Over-Subscription Right, as applicable. Under your Subscription Right (paragraph a below) you may subscribe for three shares for each Subscription Right you hold.
(a) EXERCISE OF SUBSCRIPTION RIGHT:

I apply for ______________ shares x $.__		= $_______________
(no. of new shares)	(subscription price)	(amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT
If you have exercised your Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to 5% of the issued Common Stock for of the Company complete the number of shares to which you wish to subscribe pursuant to your Over-Subscription Right:

I apply for ______________ shares x $.__		= $_______________
(no. of new shares)	(subscription price)	(amount enclosed)
(c) Total Amount of Payment Enclosed = $__________________
METHOD OF PAYMENT (CHECK ONE)
☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO Mace Security International, Inc. with reference to the rights holder’s name.
FORM 2-DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 5.00% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering after giving effect to the sale of the Additional Stock, as described in the Prospectus) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 5.00% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”). I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with verifying the percentage of Common Stock I beneficially own.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 4-SIGNATURE GUARANTEE
This form must be completed only if you have requested that we send your shares to an address other than that shown on the face of this Subscription Rights Certificate (Form 2).

Signature Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE, CONTACT THE INFORMATION AGENT, PHOENIX ADVISORY PARTNERS, AT (212) 493-3910 for BANKS AND BROKERS OR (877) 478-5038 ALL OTHERS

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED _______, 2011 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACE SECURITY INTERNATIONAL, INC., AND PHOENIX ADVISORY PARTNERS, THE INFORMATION AGENT FOR THE RIGHTS OFFERING.
Mace Security International, Inc.
Incorporated under the laws of the State of Delaware
NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Mace Security International, Inc.
Subscription Price: $.__ per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN STANDARD TIME,
ON _______ __, 2011, UNLESS EXTENDED BY THE COMPANY
REGISTERED
        OWNER:
THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase three shares of Common Stock, with a par value of $0.01 per share, of Mace Security International, Inc., a Delaware corporation, at a subscription price of $.__ per share (the “Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Mace Security International, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over- Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Mace Security International, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.
This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.
Witness the seal of the Corporation and the signatures of its duly authorized officers.
Dated:

Chief Executive Officer and Principal Executive Officer	Chief Financial Officer and Secretary